UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

PETIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38163	35-2554312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

923 S. Bridgeway Place Eagle, Idaho	83616
(Address of principal executive offices)	(Zip Code)

(208) 939-8900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☒

Indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act (17 CFR 240.13(a)-1)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, par value $0.001 per share	PETQ	NYSE

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2019 Annual Meeting on May 29, 2019 at 9:00 a.m., Mountain Daylight Time, at 923 S. Bridgeway Place, Eagle, Idaho 83616. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders:

Proposal One: Election of two Class II Directors

	For	Withheld	Broker Non-Votes
Mark First	12,851,343	8,398,571	2,113,854
Larry Bird	14,648,254	6,601,660	2,113,854

Proposal Two: Amendment and restatement of the PetIQ, Inc. 2017 Omnibus Incentive Plan, including an increase in the shares of Class A Common Stock reserved for issuance thereunder

For	Against	Abstain	Broker Non-Votes
19,857,485	1,337,555	54,874	2,113,854

Proposal Three: Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019

For	Against	Abstain
23,273,355	29,252	61,161

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	PetIQ, Inc. Amended and Restated 2017 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETIQ, INC.

Dated: May 31, 2019	By	/s/ John Newland
	Name:	John Newland
	Title:	Chief Financial Officer